Exhibit 99.3

CONSENT

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-4 for Bank of the Ozarks, Inc. (“Company”), and any amendments thereto, as a director nominee of Company to be appointed after the consummation of the mergers described therein.

IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the 17th day of March, 2014.

/s/ Ross M. Whipple
By: Ross M. Whipple